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                                                                   Exhibit 10.26


                                                     BOARD OF DIRECTORS APPROVED
                                                                 AUGUST 26, 2002

                          2002 OMNIBUS SECURITIES PLAN
                                       OF
                           PHILLIPS PETROLEUM COMPANY
                                   (2002-2006)

SECTION 1. PURPOSE AND ESTABLISHMENT

The purpose of the Omnibus Securities Plan of Phillips Petroleum Company (the "Plan") is to benefit the Company's stockholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company's continued financial and operational success, and to enable the Company to recruit, reward, retain and motivate employees to work as a team to achieve the Company's mission of being the top performer in each of our businesses by rewarding the creation of shareholder value.

The 2002 Omnibus Securities Plan of Phillips Petroleum Company shall become effective January 1, 2002, upon its adoption by the Company's stockholders at the 2001 Annual Meeting.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms, as used herein, shall have the meaning specified:

(a)   "AWARD" or "AWARDS" means an award granted pursuant to Section 4 hereof.

(b) "AWARD AGREEMENT" means an agreement described in Section 5 hereof entered into between the Company and a Participant, setting forth the terms, conditions and any limitations applicable to the Award granted to the Participant.
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(c)   "BENEFICIARY" means a person or persons designated by a Participant to receive, in the event of death, any unpaid portion of an Award held by the Participant. Any Participant may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing upon forms supplied by and delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Award will be paid in the following order of priority:

      (i)   Surviving spouse;

      (ii)  Surviving children in equal shares;

      (iii) To the estate of the Participant.

(d) "BOARD" means the Board of Directors of the Company as it may be comprised from time to time.

(e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(f) "COMMITTEE" means the Compensation Committee of the Board or any successor committee with substantially the same responsibilities.

(g) "COMPANY" means ConocoPhillips, a Delaware corporation or any successor corporation.

(h) "COVERED EMPLOYEE" means a Participant designated prior to the grant of Restricted Stock or Performance Awards by the Committee as one who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Awards are expected to be taxable to such Participant.


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(i)   "DATE OF CHANGE OF CONTROL" shall mean the earliest date on which any of the occurrences listed in Section 9 of this Plan should occur.

(j) "DISABILITY" shall mean the inability, in the opinion of the independent third party who administers the Long Term Disability Plan for the Company or as certified by a physician who is licensed as a Medical Doctor (M.D.) or a Doctor of Osteopathy (D.O.) that the Participant, because of an injury or sickness, is unable to work at a reasonable occupation which is available with the Company or at any gainful occupation which the Participant is or may become fitted.

(k) "EMPLOYEE" means any individual who is a salaried employee of the Company or any Participating Subsidiary.

(l) "EXECUTIVE OFFICER" means the Chief Executive Officer (CEO) position and those positions that report directly to the CEO and other positions so designated by the Compensation Committee.

(m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(n)   "FAIR MARKET VALUE" in reference to the common stock of the Company means

      (i) the average of the reported highest and lowest sales prices per share of such Stock during regular business hours as reported on the composite tape of New York Stock Exchange transactions (or such other reporting system as shall be selected by the Committee) on the relevant date; or


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      (ii)  in the absence of reported sales on that date, the average of the reported highest and lowest sales prices per share during regular business hours on the last previous day for which there was a reported sale.

      The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole discretion, to be appropriate for such valuation.

(O)   "INSIDER" means any person who is subject to Section 16 of the Exchange
      Act.

(P)   "INVOLUNTARY TERMINATION" of a Participant means:

      (i) Termination of the Participant's employment with the Company for any reason other than voluntary termination (except as provided in clause (ii)), death, disability or termination for cause,

      (ii) A termination of employment by the Participant within 60 days following a reduction of ten percent or more of the Participant's annual salary or a reduction in the Participant's job responsibilities, or

      (iii) A termination of the Participant's employment by the Company as a consequence of refusing a transfer by the Company to a location in excess of 50 miles from the Participant's work location upon the Date of Change of Control, unless the move is covered by the Company's moving policy.

In no event shall a Participant be considered Involuntarily Terminated if he or she is retained in the employment of the Company, its subsidiaries or affiliates.


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(q)   "PARTICIPANT" means an Employee who has been designated by the Committee to be eligible for an Award pursuant to this Plan.

(r) "PERFORMANCE GOAL" means a performance goal established by the Committee in connection with the grant of a Qualified Performance-Based Award, which is based on the attainment of specified levels of one or more of the following measures on either absolute or relative basis: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, economic profit, safety, growth project achievement, change in working capital, return on capital, return on investment, shareholder return, and is established in writing by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(s) "QUALIFIED PERFORMANCE-BASED AWARD" means an Award of Restricted Stock or Performance Units or another type of Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is a Covered Employee with respect to such Award and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(t) "PARTICIPATING SUBSIDIARY" means an entity of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock or membership interest, and in which one or more Employees are Participants, or are eligible for Awards pursuant to this Plan.

(u) "RESTRICTED STOCK" means shares of Stock which have certain restrictions attached to the ownership thereof, which may be issued under Section 4.3.

(v) "RETIREMENT" means termination of employment with the Company or a Participating Subsidiary which qualifies the Employee for Retirement as that term is defined in the


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      Retirement Income Plan of Phillips Petroleum Company or of the applicable retirement plan of a Participating Subsidiary.

(w) "RULE 16B-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission as now in force or as such regulation or successor regulation shall be hereafter amended.

(x) "SECTION 16" means Section 16 of the Exchange Act or any successor regulation and the rules promulgated thereunder as they may be amended from time to time.

(y) "SECTION 162(m) EXEMPTION" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
      Section 162(m)(4)(C) of the Code.

(z) "STOCK" means shares of common stock of the Company, par value $.01 or as modified from time to time.

(aa) "STOCK APPRECIATION RIGHT" means a right, the value of which is determined relative to the appreciation in value of shares of Stock, which may be issued under Section 4.2.

(bb) "STOCK OPTION" means a right to purchase shares of Stock granted pursuant to Section 4.1 and includes Incentive Stock Options and Non-Qualified Stock Options as defined in Section 4.1.

SECTION 3. ELIGIBILITY

Awards may be granted only to Employees who are designated as Participants from time to time by the Committee. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.


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SECTION 4. AWARDS

Awards may include, but are not limited to, those described in this Section 4. The Committee may grant Awards singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Plan, Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee plan of the Company. The Committee must approve all grants made under this Plan to the Chief Executive Officer. The Committee may also designate from time to time other classes of officers or employees for whom Committee approval will be required for grants of equity under this Plan. The Chief Executive Officer shall have authority to approve stock option grants, restricted stock, or other forms of equity compensation, to Participants other than those whose grant has been designated by the Committee for approval by the Committee.

4.1 STOCK OPTIONS

A Stock Option is a right to purchase a specified number of shares of Stock at a specified price during such specified time as the Committee shall determine.

(a) Options granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code and is designated as such ("Incentive Stock Options") or of a type that does not comply with such requirements or is designated as not being an Incentive Stock Option ("Non-Qualified Options"). The maximum award term for all Stock Options awarded under this Plan shall be ten (10) years.

(b) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of the Stock subject to the option on the date the Stock Option is granted.


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(c)   A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased.

(d) The exercise price of the Stock subject to the Stock Option may be paid in cash or, at the discretion of the Committee, may also be paid by the tender of Stock already owned by the Participant, or through a combination of cash and Stock, or through such other means the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(e) Notwithstanding any other provision of this Plan, other than Section 8, no Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 2,000,000 shares of Stock in any calendar year. If Stock Appreciation Rights are granted in tandem with an equal number of Stock Options, the total number of shares covered by such Stock Appreciation Rights and Stock Options shall be deemed, for purposes of this limitation, to equal the number of shares covered by such Stock Options.

4.2 STOCK APPRECIATION RIGHTS

A Stock Appreciation Right is a right to receive, upon surrender of the right, but without payment, an amount payable in cash and/or shares of Stock under the terms and conditions as the Committee shall determine.

(a) A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may be granted at the time of grant of the related Stock Option or at any time thereafter during the term of the Stock Option.


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(b)   The amount payable in cash and/or shares of Stock with respect to each right shall be equal in value to a percent of the amount by which the Fair Market Value per share of Stock on the exercise date exceeds the exercise price of the Stock Appreciation Right. The applicable percent shall be established by the Committee. The amount payable in shares of Stock, if any, is determined with reference to the Fair Market Value on the date of exercise.

(c) Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon exercise of the Stock Appreciation Right, the Participant shall surrender to the Company the underlying Stock Option. Stock Appreciation Rights issued in tandem with Stock Options shall automatically terminate upon the exercise of such Stock Options.

(d) Grants of Stock Appreciation Rights are subject to the limitations set forth in Section 4.1(e) above.

4.3 RESTRICTED STOCK

Restricted Stock is Stock that is issued to a Participant and is subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include, but is not limited to, restrictions upon the sale, assignment, transfer or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. Pursuant to this Section 4.3, an Award of Restricted Stock may be either time-lapsed Restricted Stock or Performance-Based Restricted Stock. The Participant shall have, with respect to awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock.


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4.4 PERFORMANCE AWARDS

Performance Awards may be granted under this Plan from time to time based on the terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company and/or its Participating Subsidiaries or which are contingent upon the individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of performance Awards which the Committee shall determine. The Committee shall determine the performance measurements and criteria for such Performance Awards.

4.5 OTHER AWARDS

The Committee may from time to time grant stock, other stock-based and non-stock based Awards under the Plan including without limitations those Awards pursuant to which shares of stock are or may in the future be acquired, Awards denominated in stock units, securities convertible into stock, phantom securities and dividend equivalents. The Committee shall determine the terms and conditions of such other stock, stock-based and non-stock based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

4.6 QUALIFIED PERFORMANCE-BASED AWARDS

The provisions of this Section 4.6 shall apply to all Qualified Performance-Based Awards, notwithstanding any other provision of this Plan, other than Sections 8 and 9. No Participant may be granted Qualified Performance-Based Awards covering in excess of 2,000,000 shares of Stock or allowing for the payment of cash in excess of $10,000,000 in any calendar year. Each Qualified Performance-Based Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Goals (together with the satisfaction of any other


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conditions, such as continued employment, as the Committee may determine to be appropriate); provided, that (i) the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or disability of the Participant, and (ii) the provisions of Sections 8 and 9 shall apply notwithstanding this sentence. Except as specifically provided in the preceding sentence, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner to waive the achievement of the applicable Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Under this Plan, a Qualified Performance-Based Award may include Restricted Stock.

SECTION 5. AWARD AGREEMENTS

Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or other security, Stock Appreciation Rights, or units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee.

(a)   Award Agreements shall include the following terms:

      (i) NON-ASSIGNABILITY: A provision that the Awards under the Plan other than Awards representing Non-Qualified Stock Options shall not be assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution, and that during the lifetime of a Participant, an Award other than an Award representing Non-Qualified Stock Options shall be exercised only by such Participant or by the Participant's legal guardian or legal representative.


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      (ii)  TERMINATION OF EMPLOYMENT: A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant's employment with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

      (iii) RIGHTS AS STOCKHOLDER: A provision that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 8 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other stockholder right.

      (iv) WITHHOLDING: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock or other securities of the Company, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock or other securities may be deducted from the payment to satisfy the Company's minimum withholding obligation in full or in part as long as such withholding of shares does not violate any applicable laws, rules or regulations of Federal, state or local authorities. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such shares of Stock on the applicable date.

(b) Award Agreements may include the following terms:


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      (i)   REPLACEMENT AND SUBSTITUTION: Except as provided in Section 13 (b)
            dealing with repricing of Stock Options, such provisions permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms, may be included.

      (ii) TRANSFERABILITY OF NON-QUALIFIED STOCK OPTIONS: Such provisions as the Committee may, in its discretion, authorize in any particular case, with respect to all or any portion of any Non-Qualified Stock Options to be granted to Participant, the transfer by such Participant of any of such Non-Qualified Stock Options to (a) the spouse, children or grandchildren (including in each case stepchildren or step grandchildren) of the Participant (all such persons collectively "Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of persons all of whom are Immediate Family Members, or (c) a partnership in which all partners are Immediate Family Members, provided that following any such permitted transfer, subsequent transfers of transferred Non-Qualified Stock Options, except by will or the laws of descent and distribution, are prohibited. Following any transfer contemplated hereby, the transferred Non-Qualified Stock Options shall continue to be subject to all of the terms hereof, administrative procedures and the Award Agreement pursuant to which it was originally granted, and the transferee shall be obliged to comply in all respects with all of the terms and conditions hereof, the administrative procedures and the Award Agreement in the same manner as if the transferee were a Participant hereunder.

      (iii) OTHER TERMS: Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, deferrals, any requirements for continued employment with the


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            Company, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, effect on the Award of a Change of Control as defined in Section 9, the price, amount or value of Awards.

SECTION 6. SHARES OF STOCK SUBJECT TO THE PLAN

(a) Subject to the adjustment provisions of Section 8 hereof, the number of shares of Stock for which Awards may be granted during the term of this Plan shall be 12,500,000; provided, that immediately following the Effective Time of the Merger (as those terms are defined in the next sentence), the number of shares of Stock for which Awards may be granted during the term of this Plan shall be increased by the product of (i) a fraction, the numerator of which is 12,500,000 and the denominator of which is the number of shares of Stock outstanding immediately before the Effective Time times (ii) the number of shares of Stock issued by the Company to stockholders of Tosco Corporation pursuant to the Merger; and provided, further, that the numbers described in clauses (i) and (ii) of the preceding proviso shall be adjusted as appropriate in the event there is any adjustment made pursuant to Section 8 hereof before the Effective Time of the Merger. The terms "Effective Time" and "Merger" shall have the meanings given to them in the Agreement and Plan of Merger, dated as of February 4, 2001, by and among the Company, Ping Acquisition Corp. and Tosco Corporation, as the same may be amended from time to time.

      Shares issued under the Plan which do not fall under Section 4.1 or 4.2 shall be limited to 2,000,000 shares during the term of the Plan; provided, that immediately following the Effective Time of the Merger, the 2,000,000 share limitation shall be increased by the


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      product of (i) a fraction, the numerator of which is 2,000,000 and the denominator of which is the number of shares of Stock outstanding immediately before the Effective Time times (ii) the number of shares of Stock issued by the Company to stockholders of Tosco Corporation pursuant to the Merger; and provided, further, that the numbers described in clauses (i) and (ii) of the preceding proviso shall be adjusted as appropriate in the event there is any adjustment made pursuant to Section 8 hereof before the Effective Time of the Merger.

(b) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or Awards settled in cash in lieu of shares of Stock shall be available for further Awards in addition to those available under Section 6(a) hereof.

(c) For the purposes of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in Stock or other securities, where appropriate:

      (i) except as provided in (v) of this Section, each Stock Option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular Stock Option;

      (ii) except as provided in (v) of this Section, each other stock-based Award payable in some other security shall be deemed to be equal to the number of shares to which it relates;

      (iii) except as provided in (v) of this Section, where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award;


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      (iv)  where one or more types of Awards (both of which are payable in shares of Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, each joint Award shall be deemed to be the equivalent of the number of shares under the other; and

      (v) each share awarded or deemed to be awarded under the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

Additional rules for determining the number of shares of Stock granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

(d) The Stock which may be issued pursuant to an Award under the Plan may be treasury or authorized but unissued Stock or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

SECTION 7. ADMINISTRATION

(a) A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

(b) The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

(c) The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, Stock Appreciation Rights, or units granted, and the terms of any Award Agreements shall be


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      determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(d) It is the intent of the Company that the Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 7(d), that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.

(e) The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to any Qualified Performance-Based Awards nor to Insiders including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Subject to any required action by the Company's stockholders, in the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in


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the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee may make appropriate adjustment in the number, kind, price and value of Stock authorized by this Plan, in the limitations imposed by Sections 4.1(e) and 4.6, and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights; provided, that such adjustments to the limitations imposed by Sections 4.1(e) and 4.6, and to Qualified Performance-Based Awards shall be carried out in a manner complying with the requirements for the Section 162(m) Exemption.

SECTION 9. CHANGE OF CONTROL

(a) In the event of a Change of Control, unless explicitly provided otherwise in the applicable Award Agreement:

      (i) Any Stock Options and Stock Appreciation Rights outstanding as of the Date of Change of Control that are not then fully exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant and shall remain exercisable following any Involuntary Termination for a period not less than the lesser of one year and the remainder of the original term of such Stock Option or Stock Appreciation Right;

      (ii) All restrictions and other limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;


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      (iii) All Performance Awards and other Awards outstanding as of the Date of Change of Control shall be considered to be earned, at the higher of the target level or the level earned based upon performance from the beginning of the applicable performance period through the Date of Change of Control, and shall be paid in full, and any deferral or other restriction shall lapse and except as provided in subsection
            (c) of this Section 9, such Performance Awards shall be settled in cash as promptly as is practicable; and (iv) All noncompetition covenants and other similar restrictive covenants applicable to any outstanding Awards shall lapse and become null and void and of no further effect.

(b)   A "Change of Control" shall mean:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15 percent or more of either
            (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company,
            (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses
            (A), (B) and (C) of subsection (iii) of this Section 9(b); or


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      (ii)  Individuals who, as of August 26, 2002, constituted the Board (the
            "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 26, 2002, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Corporate Transaction"), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company


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


            Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially own, directly or indirectly, 15 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

      (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) Notwithstanding the foregoing, if any right to receive cash granted pursuant to this Section 9 would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such right would be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Stock or other securities with a Fair Market Value equal to the cash that would otherwise be payable hereunder and to make such other adjustments as may be necessary to preserve such eligibility (so long as such other adjustments do not materially diminish the value of the affected Awards).

SECTION 10. RIGHTS OF EMPLOYEES

(a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally.


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


(b) Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 11. AWARDS IN FOREIGN COUNTRIES

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Participating Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the purpose of this Plan.

SECTION 12. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

No Stock certificate distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time, or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Stock may, at the time, be listed.

SECTION 13. AMENDMENT AND TERMINATION

(a) The Board of Directors may at any time amend, suspend or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan, but no such alteration or amendment may adversely affect the rights of the Participant in question without such Participant's consent. However, no such action may, without further approval of the stockholders of the Company, be effective if such approval is required in order that transactions in Company securities under the Plan be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934, nor may any such action amend the Plan so as to

      (i) increase the number of shares of Stock which may be issued under the Plan, except as provided for in Section 8; or

      (ii) materially modify the requirements as to eligibility for participation.

(b) In addition, except for adjustments pursuant to Section 8 hereof, in no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended to decrease the exercise price thereof, cancelled in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower price, or otherwise be subject to any action that would be treated, for accounting purposes, as a repricing of such Stock Option or Stock Appreciation Right.

SECTION 14. UNFUNDED PLAN

The Plan shall be unfunded. Neither the Company nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 15. LIMITS OF LIABILITY

(a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) Neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 16. DURATION OF THE PLAN

This Plan shall become effective on January 1, 2002, upon the adoption by the Company's stockholders at the 2001 Annual Meeting, and the Committee shall have authority to grant Awards hereunder until December 31, 2006, subject to the ability of the Board of Directors to terminate the Plan as provided in Section 13.

SECTION 17. TERMINATION OF OTHER PLANS

The Omnibus Securities Plan of 1993 ("1993 Plan") shall continue for its duration or until December 31, 2002, and grants may be made from the 1993 Plan until it expires by its terms or until shares of Stock are no longer awardable under the 1993 Plan. Grants other than Incentive Stock Options, Non-qualified Stock Options, and Stock Appreciation Rights that are made under the 1993 Plan, following the approval by stockholders of the 2002 Omnibus Securities Plan, shall not exceed 700,000 shares. All Stock Options granted under the 1993 Plan, following the approval by stockholders of the 2002 Omnibus Securities Plan, shall be granted at not less than the Fair Market Value of the Stock on the date of the grant, and the term of such options shall not exceed ten (10) years.


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